AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                        AMERICAN CENTURY INVESTMENT TRUST

                                       and

                       AMERICAN CENTURY MUTUAL FUNDS, INC.



                               DATED May 15, 1998


                                TABLE OF CONTENTS



1.       Transfer of Assets of Cash Reserve.....................................
2.       Liquidating Distribution and Termination of Cash Reserve...............
3.       Valuation Time.........................................................
4.       Certain Representations, Warranties and Agreements of ACMF.............
5.       Certain Representations, Warranties and Agreements of ACIT.............
6.       Shareholder Action on Behalf of Cash Reserve...........................
7.       Registration Statement and Proxy Solicitation Materials................
8.       Effective Time of the Reorganization...................................
9.       ACIT's Conditions......................................................
10.      ACMF's Conditions......................................................
11.      Tax Documents..........................................................
12.      Further Assurances.....................................................
13.      Termination of Representations and Warranties..........................
14.      Termination of Agreement...............................................
15.      Amendment and Waiver...................................................
16.      Governing Law..........................................................
17.      Successors and Assigns.................................................
18.      Beneficiaries..........................................................
19.      ACIT Liability.........................................................
20.      ACMF Liability.........................................................
21.      Notices................................................................
22.      Expenses...............................................................
23.      Entire Agreement.......................................................
24.      Counterparts...........................................................

                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION made as of May 15, 1998 by and between American Century Investment Trust, a Massachusetts business trust ("ACIT"), and American Century Mutual Funds, Inc., a Maryland corporation ("ACMF").

         WHEREAS, the parties desire that substantially all of the assets and liabilities of the Cash Reserve portfolio of ACMF ("Cash Reserve") be transferred to, and be acquired and assumed by, the Prime Money Market portfolio of ACIT ("Prime") in exchange for shares of Prime which shall thereafter be distributed by ACMF to the holders of shares of Cash Reserve, all as described in this Agreement (the "Reorganization");

         WHEREAS, the parties intend that the transfer of assets, assumption of liabilities and distribution of shares in Cash Reserve be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the parties intend that in connection with the Reorganization Cash Reserve shall be terminated and de-registered as described in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and subject to the terms and conditions hereof, and intending to be legally bound hereby, ACMF and ACIT agree as follows:

1.       TRANSFER OF ASSETS OF CASH RESERVE.

         1.1. At the Effective Time (as defined in Section 8), ACMF shall transfer and convey to ACIT, on behalf of Prime, all property of every description, and all interests, rights, privileges and powers of Cash Reserve (such assets, the "Cash Reserve Assets"). Simultaneously, ACIT shall, on behalf of Prime, accept the Cash Reserve Assets and assume all known liabilities, whether accrued, absolute, contingent or otherwise, of Cash Reserve reflected in the calculation of Cash Reserve's net asset value (the "Cash Reserve Liabilities"). As a result, at and after the Effective Time:
                  (i) all assets of Cash Reserve shall become and be the assets of Prime; and (ii) all known liabilities of Cash Reserve reflected as such in the calculation of Cash Reserve's net asset value shall attach to Prime as aforesaid and may thenceforth be enforced against Prime to the extent as if the same had been incurred by it. Without limiting the generality of the foregoing, the Cash Reserve Assets shall include all property and assets of any nature whatsoever, including, without limitation, all cash, cash equivalents, securities, other investments, claims and receivables (including dividend and interest receivables) owned by Cash Reserve, and any deferred or prepaid expenses shown as an asset on Cash Reserve's books at the Effective Time, and all good will, other intangible property and books and records belonging to Cash Reserve. Recourse by any person for the Cash Reserve Liabilities assumed by Prime shall, at and after the Effective Time, be limited to Prime.

         1.2. In exchange for the transfer of the Cash Reserve Assets and the assumption of the Cash Reserve Liabilities, ACIT shall simultaneously issue at the Effective Time to Cash Reserve a number of full and fractional shares (to the third decimal place) of Prime, all determined and adjusted as provided in this Agreement. The number of shares of Prime so issued will have an aggregate net asset value equal to the value of the Cash Reserve Assets, less the Cash Reserve Liabilities, that are represented by shares of Cash Reserve, the holders of which shall receive shares of Prime, all determined and adjusted as provided in this Agreement.

         1.3. The net asset values of shares of Prime and of Cash Reserve shall be determined as of the Valuation Time, as defined in
                  Section 3.

         1.4. The net asset value of shares of Prime shall be computed in the manner set forth in Prime's then-current prospectus under the Securities Act of 1933, as amended (the "1933 Act"). The net asset value of the Cash Reserve Assets to be transferred by ACMF shall be computed by ACMF and shall be subject to adjustment by the amount, if any, agreed to by ACIT and ACMF. In determining the value of the securities transferred by Cash Reserve to Prime, each security shall be priced in accordance with the policies and procedures of ACIT as described in its then current prospectus and statement of additional information and adopted by ACIT's Board of Trustees, which are and shall be consistent with the policies now in effect for
                  ACMF. Price quotations and the security characteristics relating to establishing such quotations shall be determined by ACIT, provided that such determination shall be subject to the approval of ACMF.

2.       LIQUIDATING DISTRIBUTION AND TERMINATION OF CASH RESERVE.

         Immediately after the Effective Time, Cash Reserve shall distribute in complete liquidation pro rata to the record holders of its shares at the Effective Time the shares of Prime to be received by the record holders of Cash Reserve. In accordance with instructions it receives from ACMF, ACIT shall record on its books the ownership of shares of Prime by the record holders of shares of Cash Reserve. All of the issued and outstanding shares of Cash Reserve shall be redeemed and canceled on the books of ACMF at the Effective Time and shall thereafter represent only the right to receive the shares of Prime, and Cash Reserve's transfer books shall be closed permanently. As soon as practicable after the Effective Time, ACMF shall take all steps as shall be necessary and proper to effect the dissolution of Cash Reserve under federal and state law. After the Effective Time, ACMF shall not conduct any business with respect to Cash Reserve except in connection with Cash Reserve's liquidation and dissolution.

3.       VALUATION TIME.

         Subject  to  Section   1.4   hereof,   the   Valuation   Time  for  the
         Reorganization shall be as of 4:00 p.m. Eastern Time, on such date as may be agreed by the duly authorized officers of both parties hereto.

4.       CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ACMF.

         ACMF, on behalf of itself and Cash Reserve, represents and warrants to, and agrees with, ACIT as follows:

         4.1. ACMF is a Maryland corporation duly created pursuant to its Articles of Incorporation for the purpose of acting as a management investment company under the 1940 Act and is validly existing under the laws of, and duly authorized to transact business in, the State of Maryland. Cash Reserve is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and such registration is in full force and effect.

         4.2. It has power to own all of its properties and assets and, subject to the approval of shareholders referred to herein, to carry out and consummate the transactions contemplated hereby, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this Agreement.

         4.3. This Agreement has been duly authorized, executed and delivered by ACMF, and represents ACMF's valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement does not and will not, and the consummation of the transactions contemplated by this Agreement will not, violate ACMF's Articles of Incorporation, By-laws, or any agreement or arrangement to which it is a party or by which it is bound.

         4.4. Cash Reserve has elected to qualify and has qualified as a "regulated investment company" under Subtitle A, Chapter 1, Subchapter M, Part I of the Code, as of and since its first taxable year; has been a regulated investment company at all times since the end of its first taxable year when it so qualified; and qualifies and shall continue to qualify as a regulated investment company until the Effective Time.

         4.5. All federal, state, local and foreign income, profits, franchise, sales, withholding, customs, transfer and other taxes, including interest, additions to tax and penalties (collectively, "Taxes") relating to the Cash Reserve Assets or properly shown to be due on any return filed by Cash Reserve with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the date hereof have been fully and timely paid or provided for; and there are no levies, liens, or other encumbrances relating to Taxes existing, threatened or pending with respect to the Cash Reserve Assets.

         4.6. The financial statements of Cash Reserve for the fiscal year ended October 31, 1997, audited by Deloitte & Touche LLP, independent auditors, copies of which have been previously furnished to ACIT, present fairly the financial position of Cash Reserve as of October 31, 1997 and the results of its operations for the year then ending, in conformity with generally accepted accounting principles.

         4.7. Prior to the Valuation Time, Cash Reserve shall have declared a dividend or dividends, with a record date and ex-dividend date prior to such Valuation Time, which, together with all previous dividends, shall have the effect of distributing to its shareholders all of its investment company taxable income, if any, for the taxable periods or years ended on or before Cash Reserve's most recent fiscal year end, and for the period from said date to and including the Effective Time (computed without regard to any deduction for dividends paid), and all of its net capital gain, if any, realized in taxable periods or years ended on or before Cash Reserve's fiscal year end and for the period from said date to and including the Effective Time. Such dividends will be paid to shareholders of Cash Reserve prior to the Effective Time.

         4.8. At both the Valuation Time and the Effective Time, there shall be no known liabilities of Cash Reserve, whether accrued, absolute, contingent or otherwise, not reflected in the net asset value per share of its outstanding shares.

         4.9. There are no legal, administrative or other proceedings pending or, to ACMF's knowledge threatened, against ACMF or Cash Reserve which could result in liability on the part of Cash Reserve.

         4.10. Subject to the approval of shareholders, at both the Valuation Time and the Effective Time, it shall have full right, power and authority to sell, assign, transfer and deliver the Cash Reserve Assets and, upon delivery and payment for the Cash Reserve Assets as contemplated herein, Prime shall acquire good and marketable title thereto, free and clear of all liens and encumbrances, and subject to no restrictions on the ownership or transfer thereof (except as imposed by federal or state securities laws).

         4.11. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by ACMF of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the rules and regulations under those Acts, and state securities laws.

         4.12. Insofar as the following relate to ACMF, the registration statement filed by ACIT on Form N-14 relating to the shares of Prime that will be registered with the SEC pursuant to this Agreement, which, without limitation, shall include a proxy statement of ACMF and the prospectus of ACIT with respect to the transactions contemplated by this Agreement, and any supplement or amendment thereto or to the documents contained or incorporated therein by reference (the "N-14 Registration Statement"), on the effective date of the N-14 Registration Statement, at the time of any shareholders' meeting referred to herein and at the Effective Time: (i) shall comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act, the rules and regulations thereunder, and state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by ACMF for use in the N-14 Registration Statement.

         4.13. All of the issued and outstanding shares of Cash Reserve have been duly and validly issued, are fully paid and non-assessable, and were offered for sale and sold in conformity with all applicable federal and state securities laws, and no shareholder of Cash Reserve has any preemptive right of subscription or purchase in respect of such shares.

5.       CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ACIT.

         ACIT, on behalf of itself and Prime, represents and warrants to, and agrees with, ACMF as follows:

         5.1. ACIT is a Massachusetts business trust duly created pursuant to a Declaration of Trust for the purpose of acting as a management investment company under the 1940 Act and is validly existing under the laws of, and duly authorized to transact business in, the Commonwealth of Massachusetts. Prime is registered with the SEC as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

         5.2. It has the power to own all of its properties and assets and to carry out and consummate the transactions contemplated herein, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this Agreement.

         5.3. This Agreement has been duly authorized, executed and delivered by ACIT, and represents ACIT's valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate ACIT's Declaration of Trust or By-laws or any agreement or arrangement to which it is a party or by which it is bound.

         5.4. Prime has elected to qualify, and has qualified, as a "regulated investment company" under Subtitle A, Chapter 1, Subchapter M, Part I of the Code, as of and since its first taxable year; and has been a regulated investment company at all times since the end of its first taxable year when it so qualified and intends to continue to qualify as a regulated investment company.

         5.5. The financial statements of Prime for its fiscal year ended March 31, 1998, audited by Coopers & Lybrand, independent auditors, copies of which have been previously furnished to ACMF, present fairly the financial position of Prime as of March 31, 1998 and the results of its operations for the year then ending, in conformity with generally accepted accounting principles.

         5.6. At both the Valuation Time and the Effective Time, there shall be no known liabilities of Prime, whether accrued, absolute, contingent or otherwise, not reflected in the net asset value per share of its shares to be issued pursuant to this Agreement.

         5.7. There are no legal, administrative or other proceedings pending or, to its knowledge, threatened against ACIT or Prime that could result in liability on the part of ACIT or Prime.

         5.8. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by ACIT of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations under those Acts, and state securities laws.

         5.9. Insofar as the following relate to ACIT, the N-14 Registration Statement on its effective date, at the time of any shareholders' meetings referred to herein and at the Effective
                  Time: (i) shall comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act, the rules and regulations thereunder, and state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by ACIT for use in the N-14 Registration Statement.

         5.10. The shares of Prime to be issued and delivered to Cash Reserve for the account of record holders of shares of Cash Reserve pursuant to the terms hereof shall have been duly authorized as of the Effective Time and, when so issued and delivered, shall be registered under the 1933 Act, duly and validly issued, fully paid and non-assessable, and no shareholder of ACIT shall have any preemptive right of subscription or purchase in respect thereto.

6.       SHAREHOLDER ACTION ON BEHALF OF CASH RESERVE.

         6.1. As soon as practicable after the effective date of the N-14 Registration Statement, but in any event prior to the Effective Time and as a condition to the Reorganization, the Board of Directors of ACMF shall call, and ACMF shall hold, a meeting of the shareholders of Cash Reserve for the purpose of considering and voting upon:

                  6.1.1. Approval of this Agreement and the transactions contemplated hereby, including, without limitation:

                           6.1.1.1. The transfer of the Cash  Reserve  Assets to
                                    Prime,  and the  assumption  by Prime of the
                                    Cash  Reserve  Liabilities,  in exchange for
                                    shares  of  Prime,   as  described  in  this
                                    Agreement; and

                           6.1.1.2. The  liquidation of Cash Reserve through the
                                    distribution to its record holders of shares of the shares of Prime as described in this Agreement; and

                  6.1.2. Such other matters as may be determined by the Board of Directors or authorized officers of the parties.

         6.2. Approval of this Reorganization Agreement by the shareholders of Cash Reserve shall constitute the waiver of the application of any fundamental policy of Cash Reserve that might be deemed to prevent them from taking the actions necessary to effectuate the Reorganization as described, and such policies, if any, shall be deemed to have been amended accordingly.

7.       REGISTRATION STATEMENT AND PROXY SOLICITATION MATERIALS.

         The N-14 Registration Statement under the 1933 Act, including the combined prospectus/proxy statement contained therein under the 1934 Act and 1940 Act proxy rules, shall be filed with the SEC as promptly as practicable. ACIT and ACMF have cooperated and shall continue to cooperate with each other, and have furnished and shall continue to furnish each other with the information relating to themselves that is required by the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations under each of those Acts and state securities laws, to be included in the N-14 Registration Statement.

8.       EFFECTIVE TIME OF THE REORGANIZATION.

         Delivery of the Cash Reserve Assets and the shares of Prime to be issued pursuant to Section 1 and the liquidation of Cash Reserve pursuant to Section 2 shall occur at the opening of business on the next business day following the Valuation Time, or on such other date, and at such place and time, as may be determined by the President or any Vice President of each party hereto. The date and time at which such actions are taken are referred to herein as the "Effective Time." To the extent any of the Cash Reserve Assets are, for any reason, not transferred at the Effective Time, ACMF shall cause such Cash Reserve Assets to be transferred in accordance with this Agreement at the earliest practicable date thereafter.

9.       ACIT'S CONDITIONS.

         The obligations of ACIT hereunder with respect to Prime shall be subject to the following conditions precedent:

         9.1. This Agreement and the transactions contemplated by this Agreement shall have been approved by the shareholders of Cash Reserve, in the manner required by law.

         9.2. ACMF shall have duly executed and delivered to ACIT such bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as may be necessary or desirable to transfer all right, title and interest of ACMF and Cash Reserve in and to the Cash Reserve Assets. The Cash Reserve Assets shall be accompanied by all necessary state stock transfer stamps or cash for the appropriate purchase price therefor.

         9.3. All representations and warranties made in this Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time. As of the Valuation Time and the Effective Time, there shall have been no material adverse change in the financial position of Cash Reserve since October 31, 1997 other than those changes incurred in the ordinary course of business as an investment company. No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

         9.4. ACIT shall have received a tax opinion acceptable to ACMF, addressed to ACIT and ACMF in a form reasonably satisfactory to them and dated the Effective Time, substantially to the effect that for federal income tax purposes: (i) the transfer of the Cash Reserve Assets hereunder, and the assumption by Prime of the Cash Reserve Liabilities, in exchange for shares of Prime, and the distribution of said shares to the shareholders of Cash Reserve, as provided in this Agreement, will constitute a reorganization within the meaning of Section 368 of the Code, and Cash Reserve and Prime will each be considered "a party to a reorganization" within the meaning of
                  Section 368(b) of the Code; (ii) no gain or loss will be recognized by Cash Reserve as a result of such transaction;
                  (iii) no gain or loss will be recognized by Prime as a result of such transaction; (iv) no gain or loss will be recognized by the shareholders of Cash Reserve on the distribution to them by Cash Reserve of shares of Prime in exchange for their shares of Cash Reserve; (v) the aggregate basis of Prime shares received by each shareholder of Cash Reserve will be the same as the aggregate basis of the shareholder's Cash Reserve shares immediately prior to the transaction; (vi) the basis of the Cash Reserve Assets to Prime will be the same as the basis of the Cash Reserve Assets in the hands of Cash Reserve immediately prior to the exchange; (vii) a shareholder's holding period for Prime shares will be determined by including the period for which the shareholder held the shares of Cash Reserve exchanged therefor, provided that the shareholder held such shares of Cash Reserve as a capital asset; and (viii) the holding period of Prime with respect to the Cash Reserve Assets will include the period for which the Cash Reserve Assets were held by Cash Reserve.

         9.5. The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.

         9.6. The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of ACIT, contemplated by the SEC, and the parties shall have received all permits and other authorizations necessary under state securities laws to consummate the transactions contemplated by this Agreement.

         9.7. The President or a Vice President of ACMF shall have certified that ACMF has performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time.

10.      ACMF'S CONDITIONS.

         The obligations of ACMF hereunder with respect to Cash Reserve shall be subject to the following conditions precedent:

         10.1. This Agreement and the transactions contemplated by this Agreement shall have been approved by the shareholders of Cash Reserve, in the manner required by law.

         10.2. All representations and warranties of ACIT made in this Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time. As of the Valuation Time and the Effective Time, there shall have been no material adverse change in the financial condition of Prime since March 31, 1998 other than those changes incurred in the ordinary course of business as an investment company. No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

         10.3. ACMF shall have received a tax opinion acceptable to ACMF, addressed to ACIT and ACMF in a form reasonably satisfactory to them and dated the Effective Time, with respect to the matters specified in Section 9.4.

         10.4. The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such effectiveness shall have been instituted, or to the knowledge of ACIT, contemplated by the SEC, and the parties shall have received all permits and other authorizations necessary under state securities laws to consummate the transactions contemplated by this Agreement.

         10.5. ACMF shall not sell or otherwise dispose of any shares of Prime to be received in the transactions contemplated herein, except in distribution to its shareholders as contemplated herein.

         10.6. The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.

         10.7. The President or a Vice President of ACIT shall have certified that ACIT has performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time.

11.      TAX DOCUMENTS.

         ACMF shall deliver to ACIT at the Effective Time confirmations or other adequate evidence as to the adjusted tax basis of the Cash Reserve Assets then delivered to Prime in accordance with the terms of this Agreement.

12.      FURTHER ASSURANCES.

         Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

13.      TERMINATION OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the parties set forth in this Agreement shall terminate at the Effective Time.

14.      TERMINATION OF AGREEMENT.

         14.1. This Agreement may be terminated prior to the Effective Time by the Board of Trustees of ACIT or the Board of Directors of ACMF, as provided below:

                  14.1.1. By ACIT if the conditions set forth in Section 9 are not satisfied as specified in said Section;

                  14.1.2. By ACMF if the conditions set forth in Section 10 are not satisfied as specified in said Section;

                  14.1.3.  By the mutual consent of the parties.

         14.2. If a party terminates this Agreement because one or more of its conditions precedent have not been fulfilled, or if this Agreement is terminated by mutual consent, this Agreement will become null and void without any liability of either party or any of their investment portfolios to the other; provided, however, that if such termination is by ACIT pursuant to
                  Section 14.1.1 as a result of a breach by ACMF of any of its representations, warranties or covenants in this Agreement, or such termination is by ACMF pursuant to Section 14.1.2 as a result of a breach by ACIT of any of its representations, warranties or covenants in this Agreement, nothing herein shall affect the non-breaching party's right to damages on account of such other party's breach.

15.      AMENDMENT AND WAIVER.

         At any time prior to or (to the fullest extent permitted by law) after approval of this Agreement by the shareholders of ACMF, (a) the parties hereto may, by written agreement authorized by their respective Board of Directors or Trustees, as the case may be, or their respective Presidents or any Vice Presidents, and with or without the approval of their shareholders, amend any of the provisions of this Agreement, and
         (b) either party may waive any breach by the other party or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing and executed by the President or Vice President of the waiving party with or without the approval of such party's shareholders).

16.      GOVERNING LAW.

         This Agreement and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of Massachusetts without giving effect to the conflicts of law principles otherwise applicable therein.

17.      SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement and the rights, obligations and liabilities hereunder may not be assigned by either party without the consent of the other party.

18.      BENEFICIARIES.

         Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and permitted assigns of the parties.

19.      ACIT LIABILITY.

         19.1. The name "American Century Investment Trust" and "Trustees of American Century Investment Trust" refer respectively to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated June 16, 1993, as amended, which is hereby referred to and copies of which are on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of ACIT. The obligations of ACIT entered into in the name or on behalf thereof by any of its trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or representatives of ACIT personally, but bind only the trust property, and all persons dealing with any portfolio of ACIT must look solely to the trust property belonging to such portfolio for the enforcement of any claims against ACIT.

         19.2. Both parties specifically acknowledge and agree that any liability of ACIT under this Agreement with respect to Prime, or in connection with the transactions contemplated herein with respect to Prime, shall be discharged only out of the assets of Prime and that no other portfolio of ACIT, if any, shall be liable with respect thereto.

20.      ACMF LIABILITY.

         Both parties specifically acknowledge and agree that any liability of ACMF under this Agreement with respect to Cash Reserve, or in connection with the transactions contemplated herein with respect to Cash Reserve, shall be discharged only out of the Cash Reserve Assets and that no other portfolio of ACMF shall be liable with respect thereto.

21.      NOTICES.

         All notices required or permitted herein shall be in writing and shall be deemed to be properly given when delivered personally or by telecopier to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, or delivered to a nationally recognized overnight courier service, in each case properly addressed to the party entitled to receive such notice at the address or telecopier number stated below or to such other address or telecopier number as may hereafter be furnished in writing by notice similarly given by one party to the other party hereto:

         If to American Century Investment Trust or American Century Mutual Funds, Inc.:

                                Patrick A. Looby
                                4500 Main Street
                           Kansas City, Missouri 64111

22.      EXPENSES.

         Each party represents to the other that its expenses incurred in connection with the Reorganization will be borne by American Century Investment Management, Inc. or one or more of its affiliates.

23.      ENTIRE AGREEMENT.

         This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to matters provided for herein.

24.      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same instrument.



         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the date first written above.


AMERICAN CENTURY INVESTMENT TRUST

By:     /s/Patrick A. Looby
        Patrick A. Looby
        Vice President

ATTEST: /s/Brian L. Brogan
        Brian L. Brogan


AMERICAN CENTURY MUTUAL FUNDS, INC.

By:     /s/Patrick A. Looby
        Patrick A. Looby
        Vice President

ATTEST: /s/Brian L. Brogan
        Brian L. Brogan